[GRAPHICS OMITTED]                                                Press Release


Contact:                                              Jamie Tully, Kara Findlay
                                                        Citigate Sard Verbinnen
                                                                 (212) 687-8080
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                     FOAMEX INTERNATIONAL TERMINATES SALE OF
                           GFI CARPET CUSHION BUSINESS

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LINWOOD,  PA, October 4, 2002 - Foamex  International  Inc. (Nasdaq:  FMXI), the
leading manufacturer of flexible polyurethane and advanced polymer foam products in North America, today announced that discussions with Leggett & Platt for the sale of Foamex's GFI carpet cushion business have been terminated. On September 10, 2002 the Company announced that it had signed a letter of intent with Leggett & Platt under which Foamex was to sell GFI to Leggett & Platt. The two
companies  were  unable  to  reach   agreement  on  definitive   terms  for  the
transaction.

Marshall Cogan, Foamex's Chairman and Founder, said: "During the course of negotiations we came to the conclusion that the terms of the transaction were not in the best interest of Foamex's shareholders. We are committed to growing the profitability of our carpet cushion business and to providing customers with the high level of service and superior products they are accustomed to receiving from us."

About Foamex International Inc. Foamex, headquartered in Linwood, PA, is the world's leading producer of comfort cushioning for bedding, furniture, carpet cushion and automotive markets. The Company also manufactures high-performance polymers for diverse applications in the industrial, aerospace, defense, electronics and computer industries as well as filtration and acoustical applications for the home. For more information visit the Foamex web site at http://www.foamex.com.

Forward-Looking Statements
This press release contains, and oral statements made from time to time by representatives of the Company may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, without limitation, those relating to completion of the operational restructuring as currently contemplated and the currently anticipated benefits of the restructuring, including those relating to the work force reductions, cost savings and restructuring charges from Project Transformation, the expected benefits of expanding the use of VPF technology, the Company's ability to introduce new products, enhance sales growth and margins and the outlook for the Company's financial performance. These forward-looking statements are affected by risks, uncertainties and assumptions that the Company makes about, among other things, its ability to implement customer selling price increases in response to higher raw material costs, raw material price increases, general economic conditions, conditions in the capital markets, the interest rate environment, the level of automotive production, carpet production, furniture and bedding production and housing starts, the completion of various restructuring/consolidation plans, the achievement of management's business plans, its capital and debt structure (including various financial covenants), litigation and changes in environmental legislation and environmental conditions and other factors mentioned in the documents filed by the Company with the Securities and Exchange Commission. While the Company believes that its assumptions regarding the foregoing matters are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that the Company's forward-looking statements will prove to be accurate. Additional information that could cause actual results to vary materially from the results anticipated may be found in the Company's most recent Form 10-K and other reports filed with the Securities and Exchange Commission. Readers should be aware that any forward-looking statement made in this press release or elsewhere by the Company speaks only as of the date on which it is made, and the Company disclaims any obligation or intent to update any of the factors listed above or forward-looking statements.

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